AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of September 16, 2010 (the “Agreement”), is to provide for the merger of GSLD Holdings, Inc., a Colorado corporation (“Holdings”), with and into Advance Display Technologies, Inc., a Colorado corporation (“ADTI”).  Holdings and ADTI are sometimes hereafter referred to individually as the “party” and collectively as the “parties.”

RECITALS

A.           The board of directors and the shareholders of Holdings individually approved this Agreement on the terms and subject to the conditions set forth in this Agreement by unanimous written consent on August 13, 2010.

B.           ADTI is a corporation duly organized and existing under the laws of the State of Colorado, having authorized capital stock of Two Billion (2,000,000,000) shares consisting of One Billion (1,000,000,000) shares of common stock, with a par value of $0.001 (the “Common Stock”), and One Billion (1,000,000,000) shares of Series D convertible preferred stock, with a par value of $0.001 convertible into shares of Common Stock at a ratio of one to one (the “Preferred Stock”).

C.            209,017,486 shares of ADTI stock, comprised of 32,014,723 shares of Common Stock and 177,002,763 shares of Preferred Stock (the Preferred Stock together with the Common Stock, the “ADTI Stock”), are issued and outstanding and are the only shares and classes of capital stock of  ADTI issued and outstanding.

D.           Each of the stockholders of ADTI listed on Exhibit A have entered into a Contribution Agreement, dated as of August 13, 2010 (the “Contribution Agreement”), pursuant to which such stockholders have, among other things, agreed to contribute their ADTI Stock to Holdings, effective immediately prior to the Effective Time (as defined below), in exchange for all of the issued and outstanding shares of common stock and Series D convertible preferred stock of Holdings.

E.           After Holdings acquires at least ninety percent (90%) of each class of ADTI stock pursuant to the Contribution Agreement, Holdings shall convert 174,197,800 shares of its Preferred Stock into shares of Common Stock, resulting in 206,212,523 shares of Common Stock and 2,804,963 shares of Preferred Stock being issued and outstanding.  Next, Holdings shall merge with and into ADTI pursuant to the Colorado “short-form” merger statute (the “Merger,” and together with the other transactions contemplated by this Agreement, the “Transactions”), whereby each share of issued and outstanding Common Stock shall be converted into the right to receive shares of Common Stock in the Surviving Corporation (as defined below) and each share of issued and outstanding Preferred Stock shall be convertible into the right to receive shares of Preferred Stock in the Surviving Corporation at a conversion ratio of one thousand five hundred (1,500) shares of ADTI Stock for every one (1) share of the Surviving Corporation.   No fractional shares will be issued.  Instead, holders who would be entitled to receive fractional shares will receive an amount in cash, without interest, equal to two United States cents (US$0.02) per share; however, in no event shall a stockholder who is entitled to receive cash for their shares of Common Stock or Preferred Stock receive less than one United States dollar (US$1.00) (the “Cash Consideration”).

AGREEMENT

NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein, the parties hereby agree as follows:

1.            Merger.  Upon the terms and subject to the conditions set forth in this Agreement, Holdings shall be merged with and into ADTI pursuant to the Colorado “short-form” merger statute and the separate existence of Holdings shall thereupon cease and ADTI shall be the surviving corporation (in such capacity, the “Surviving Corporation”).  The name of the Surviving Corporation shall be Advance Display Technologies Inc.

2.            Effective Time.  The Merger shall become effective on September 23, 2010 at 5:00 p.m. Eastern Standard Time (the “Effective Time”).

3.           [Reserved]

4.            Governing Documents.

(a)           The articles of incorporation of ADTI, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation at and after the Effective Time until thereafter amended in accordance with applicable law.

(b)           The bylaws of ADTI, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation at and after the Effective Time until thereafter amended in accordance with applicable law.

5.            Effects of Merger; Officers and Directors.

(a)           At the Effective Time, the separate corporate existence of Holdings shall cease, and ADTI as the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public and private nature and be subject to all the restrictions, disabilities, and duties of Holdings; and all rights, privileges, powers and franchises of Holdings, and all property, real, personal and mixed, and all debts due to Holdings on whatever account, as well as for share subscriptions and all other things in action belonging to Holdings, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of Holdings, and the title to any real estate vested by deed or otherwise in Holdings shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of Holdings shall be preserved unimpaired, and all debts, liabilities and duties of Holdings shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.  All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Holdings and its shareholders, board of directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of ADTI and shall be as effective and binding thereon as the same were with respect to Holdings.

(b)           At the Effective Time, the officers and directors of ADTI shall become the officers and directors of the Surviving Corporation to hold the positions in the Surviving Corporation to which they have been elected as officers of ADTI and to serve in accordance with the bylaws of the Surviving Corporation.

6.            Further Assurances.  From time to time, as and when required by the Surviving Corporation, or by its successors and assigns, there shall be executed and delivered on behalf of Holdings such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Holdings, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Holdings or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

7.            Conversion of Securities in the Merger.  At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any capital stock described below:

(a)           All shares of Common Stock and Preferred Stock that are held in ADTI’s treasury shall be canceled and cease to exist and no cash or other consideration shall be delivered in exchange therefor.

(b)           Each ADTI stockholder of record as of the Effective Time who holds in the aggregate less than one thousand five hundred (1,500) shares of ADTI Stock shall be entitled to receive for each issued and outstanding share of ADTI Stock held by such stockholder, unless such stockholder exercises his, her or its dissenters’ rights pursuant to Section 9 of this Agreement, an amount in cash, without interest, equal to two United States cents (US$0.02) per share; however, in no event shall a stockholder who is entitled to receive cash for their shares of ADTI Stock under this Section 7(b) receive less than one United States dollar (US$1.00).  All such shares, when so converted under this Section 7(b), shall be retired, shall cease to be outstanding and shall automatically be cancelled, and the holder of a certificate that, immediately prior to the Effective Time, represented such shares (a “Stock Certificate”), shall cease to have any rights with respect thereto, except the right to receive the Cash Consideration, and any amounts payable pursuant to Section 8(c) of this Agreement.

(c)           Each ADTI stockholder of record as of the Effective Time who holds in the aggregate one thousand five hundred (1,500) shares or more of ADTI Stock shall automatically receive (without surrender of stock certificates or any other action): (i) one (1) fully paid and nonassessable share of common stock (the “Surviving Corporation Common Stock”) for each one thousand five hundred (1,500) issued and outstanding shares of Common Stock held by such stockholder, and (ii) one (1) fully paid and nonassessable share of Series D convertible preferred stock (the “Surviving Corporation Preferred Stock”) for each one thousand five hundred (1,500) issued and outstanding shares of Preferred Stock held by such stockholder (the “Stock Conversion”).  After the Stock Conversion, any remaining fractional shares held by a stockholder under this Section 7(c) shall be disposed of, in accordance with Colorado law, by paying such stockholder an amount in cash, without interest, equal to the product of two United States cents (US$0.02) multiplied by the number of fractional share(s) of ADTI Stock held by such stockholder; however, in no event shall a stockholder who is entitled to receive cash for their fractional shares of ADTI Stock under this Section 7(c) receive less than one United States dollar (US$1.00).  By way of example, if an ADTI stockholder of record as of the Effective Time holds in the aggregate two thousand shares (2,000) of Common Stock and one thousand five hundred (1,500) shares of Preferred Stock, then at the Effective Time such stockholder would receive one (1) fully paid and nonassessable share of Surviving Corporation Common Stock, one (1) fully paid and nonassessable share of Surviving Corporation Preferred Stock and ten United States dollars (US$10.00).

8.            Surrender and Payment.

(a)            Paying Agent and Exchange Fund .   Holdings shall authorize one or more transfer agent(s) to act as paying agent hereunder (the “Paying Agent”) with respect to the Merger.  On the Effective Date, Holdings or ADTI shall deposit, or Holdings or ADTI shall otherwise take all steps necessary to cause to be deposited, by wire transfer of immediately available funds, in trust with the Paying Agent for the benefit of the holders of ADTI Stock that are entitled to payment under Sections 7(b) and 7(c) of this Agreement, cash in an aggregate amount equal to Eight Thousand Five Hundred Dollars ($8,500) (such amount, the “Exchange Fund”).  The Paying Agent shall deliver the applicable Cash Consideration out of the Exchange Fund.  Except as contemplated by Section 8(c) of this Agreement, the Exchange Fund shall not be used for any other purpose.

(b)            Exchange Procedures.   As soon as practicable after the Effective Time, Holdings shall cause the Paying Agent to send to each holder of record of a Stock Certificate as of the Effective Time a letter of transmittal for use in the exchange contemplated by Section 7 of this Agreement and instructions for use in effecting the surrender of Stock Certificates in accordance with this Agreement (together, the “Exchange Instructions”).  The Surviving Corporation shall cause the Paying Agent to pay to each person entitled thereto a check in the amount of the Cash Consideration to which such person is entitled, after giving effect to any required tax withholdings.

(c)            Termination of Exchange Fund.   Any portion of the Exchange Fund made available to the Paying Agent to pay for ADTI Stock for which appraisal rights have been perfected shall be returned to the Surviving Corporation upon demand.  Any portion of the Exchange Fund that remains unclaimed by the holders of ADTI Stock one year after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any such holder who has not received payment of such holder’s Stock Certificates in accordance with this Section 8 prior to that time shall thereafter look only to the Surviving Corporation to pay amounts to which such holder may be entitled pursuant to this Section 8.  Neither Holdings nor the Surviving Corporation shall be liable to any holder of ADTI Stock for any such Cash Consideration from the Exchange Fund delivered to a public official pursuant to any abandoned property, escheat or similar law.

(d)            Withholding.   Each of Holdings, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of ADTI Stock such amounts as Holdings, the Surviving Corporation or the Paying Agent determines is required to be deducted and withheld under the United States Internal Revenue Code or any provision of state, local, or foreign tax law with respect to the making of such payment.  To the extent that amounts are so withheld by Holdings, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of ADTI Stock in respect of which such deduction and withholding was made by Holdings, the Surviving Corporation or the Paying Agent, as the case may be.

9.            Dissenting Shares.

(a)           Notwithstanding anything in this Agreement to the contrary, shares of Preferred Stock that are held by any record holder who is entitled to and has demanded appraisal rights (the “Dissenting Shares”) in accordance with the Colorado Business Corporation Act (the “CBCA”) shall not be converted into the right to receive the Cash Consideration but shall become the right to receive such consideration as may be determined to be due in respect of such Dissenting Shares pursuant to the CBCA; provided, however , that any holder of Dissenting Shares who shall have failed to perfect or shall have withdrawn or lost his rights to appraisal of such Dissenting Shares, in each case under the CBCA, shall forfeit the right to appraisal of such Dissenting Shares, and such Dissenting Shares shall be deemed to have been converted into the right to receive, as of the Effective Time, the Cash Consideration without interest.  Notwithstanding the forgoing, if the Merger is rescinded or abandoned, then the right of any stockholder to be paid the fair value of such stockholder’s Dissenting Shares shall cease.  The Surviving Corporation shall comply with all of its obligations under the CBCA with respect to holders of Dissenting Shares.

(b)           ADTI shall give Holdings (i) prompt written notice of any demands for appraisal, any withdrawals of such demands received by ADTI and any other related instruments served pursuant to the CBCA and received by ADTI, and (ii) the opportunity to direct and participate in all negotiations and proceedings with respect to demands for appraisal under the CBCA.  ADTI shall not, except with the prior written consent of Holdings, make any payment with respect to any demands for appraisal or negotiate, offer to settle or settle any such demands.

10.          Stock Options.  As of March 31, 2010, ADTI had approximately 4,478,125 stock options outstanding and approximately 20,521,875 of additional stock options authorized. All stock options are governed by ADTI’s 2007 Equity Incentive Plan (the “Plan”). Pursuant to Article V of the Plan, upon consummation of the Merger and thirty (30) days notice to all optionholders, all of the outstanding options shall automatically terminate and be of no further force and effect whatsoever.  ADTI intends to deliver such notice concurrently with the filing of a Transaction Statement under Section 13(e) of the Securities Exchange Act of 1934 so that all outstanding options shall be terminated upon the consummation of this Merger.

11.          Closing.  The closing of the Merger will take place at the Effective Time at the offices of Davis Graham & Stubbs, LLP, located at 1550 Seventeenth Street, Suite 550, Denver, Colorado 80202, unless another time, date or place is agreed to in writing by the parties hereto.

12.          Amendment.  Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties at any time prior to the Effective Time.

13.          Abandonment.  At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the board of directors of Holdings, notwithstanding approval of this Agreement by the stockholders of Holdings, if circumstances arise which, in the opinion of the board of directors of Holdings, make the Merger inadvisable.

14.          Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

15.          No Third Party Beneficiaries.  This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

16.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to the conflict of law principles thereof.

17.          Severability.  If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

18.          Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.  Any assignment in violation hereof shall be null and void.

19.          Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All references to “dollars” or “$” shall mean United States dollars.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the drafting party.

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IN WITNESS WHEREOF, the parties have caused this Agreement and Plan of Merger to be signed by its duly authorized officers as of the date first above written.

GSLD HOLDINGS, INC., A COLORADO CORPORATION

By:	/s/ James P. Martindale
James P. Martindale, President

ADVANCE DISPLAY TECHNOLOGIES, INC., A COLORADO CORPORATION

By:	/s/ James P. Martindale
James P. Martindale, President

ESTATE OF GENE W. SCHNEIDER

By:	/s/ Tina M. Wildes
Tina M. Wildes, Executor

By:	/s/ Lawrence F. DeGeorge
Lawrence F. DeGeorge

By:	/s/ Mark L. Schneider
Mark L. Schneider